Exhibit 99

News Release

For Immediate Release	For More Information:
INVESTORS Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT REPORTS FIRST QUARTER FISCAL 2005 FINANCIAL RESULTS

Revenue and earnings per share exceed previous company guidance; quarterly revenues grow 30% year-over-year

EDEN PRAIRIE, MN, July 22, 2004 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the first quarter ended June 30, 2004.

     First quarter revenues were $22.7 million, a 10% sequential increase over the $20.6 million reported in the prior quarter and an increase of 30% from the $17.4 million reported for the same period last year. License revenues represented 52%, and service revenues 48%, of the total gross revenue for the quarter ended June 30, 2004.

     On a Generally Accepted Accounting Principles (GAAP) basis, the net loss for the quarter ended June 30, 2004 was $3.8 million, or $0.16 per share on a basic and diluted share basis, compared with a net loss of $5.7 million, or $0.26 per share on a basic and diluted share basis, for the quarter ended June 30, 2003. Pro forma net income was $154,000, or $0.01 per share on a basic and diluted share basis, for the quarter ended June 30, 2004, compared with a pro forma net loss of $2.7 million, or $0.12 per share on a basic and diluted share basis, for the quarter ended June 30, 2003.

     Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and unearned compensation, restructuring and acquisition-related sales, marketing and other costs.

     “The Stellent team generated another period of strong financial performance during the first quarter,” said Robert Olson, president and chief executive officer for Stellent. “We completed our merger with Optika on May 28, and are now operating as a single entity that is beginning to experience the cost and revenue synergies we predicted the merger would create.

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Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 2

     “During the quarter, we continued to maintain a strong revenue balance between new and existing content management customers. We signed 42 new customer accounts during the first quarter, including Stellent® Content Management customers Argonne National Laboratory, Network Appliance, FBI, City of Ottawa, National Life Insurance Co., Nasdaq, ING Life Korea, Samsung Electronics, Station Casinos, IMD, New Jersey Department of Health and Senior Services, Washington State Department of Health and Autobytel.

     “Existing customers that continued to expand their Stellent implementations include City University of New York, Defense Intelligence Agency, Flextronics International, Odyssey Re, Los Alamos National Laboratory, United Utilities, City of Los Angeles, Tesoro, City of Aurora, @NetHome, Lawrence Livermore National Laboratory, Fairview Hospitals, Suzuki, US Navy, Bureau of Land Management, Assurity Life Insurance, The Wellcome Trust, City of Mesa, MDS Pharma Services, Embry Riddle Aeronautical University and FiServ. In the first quarter, our Content Components Division signed or renewed contracts with companies including Microsoft Corp., Yahoo!, Network Associates, Lexis-Nexis, Endeca and RightNow Technologies.

     “Our partners also influenced a significant amount of sales during the quarter. For example, we closed the Tesoreria General de la Seguridad Social transaction with Software AG, and secured expanded Stellent rollouts at Sesame Workshop, University of Michigan and MBC with IBM.

     “We further strengthened our compliance capabilities this quarter by signing a strategic agreement with Protiviti Inc., a leading internal audit and business and technology risk consulting firm. The combination of our software products with Protiviti’s thought leadership and consulting services offers customers highly effective, efficient solutions for complying with a variety of government and regulatory mandates.

     “In the first quarter, we also announced an enhanced version of our Web content management multi-site offering — Stellent Site Studio — which continues to be a popular purchase among customers. Site Studio is now operational across global environments with the product localized in six languages. In addition, we enhanced Site Studio’s usability and strengthened its content re-use capabilities.

     “We are very pleased with the positive momentum Stellent produced during our first quarter of fiscal 2005. We completed a key accomplishment by closing the Optika acquisition, which further solidifies our position as one of the leading vendors in the content management market. This quarter’s successes position us well to meet our business objectives for the remainder of the year — generating growth, profitability, a strong balance sheet and increased shareholder value.”

Other Recent Highlights

Customers

•	Stellent now has 4,237 total customers comprised of 3,231 corporate content management customers; 444 OEM customers; and 562 corporate customers for its desktop viewing and conversion technology.

Corporate News

•	At separate special meetings on May 28, 2004, the shareholders of Stellent and Optika Inc. (Nasdaq: OPTK) approved the merger between the two companies. In the merger, which was completed shortly after the shareholder meetings, Stellent acquired Optika for approximately 4.2 million shares of Stellent common

Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 3

stock, $10 million in cash and the assumption by Stellent of Optika’s outstanding options. At the close of the merger, former stockholders of Optika owned approximately 16% of the outstanding shares of Stellent common stock, and Stellent shareholders owned approximately 84% of the combined entity.

•	Stellent acquired Content Management de México, S.A. de C.V., a content management solutions provider who has offered sales, support and training services for Stellent products across Mexico and Central America since 2001. Stellent purchased the company for $750,000 in cash and certain contingent considerations based on revenues generated in Mexico over a two-year period.

Products

•	In April, Stellent announced a new release of its award-winning Stellent Site Studio, a Web content management application based upon Stellent’s enterprise-scalable Universal Content Management system and designed to support the growing trend of companies building multiple Web sites. Site Studio and its unique, three-tiered approach to Web content management allows companies to easily maintain a desired degree of centralized control over the architecture and presentation of Web sites, while distributing content ownership and site management to each business unit, franchise or geographic location.

•	Stellent released Version 7 of the Stellent Content Integration Suite, which enables organizations to utilize service-oriented architecture to rapidly integrate content or content management functions into J2EE applications. With Version 7, developers can now embed Content Integration Suite directly into Java applications in order to provide reliable, scalable integration with Stellent Universal Content Management.

•	Stellent released the Stellent Content Portlet Suite. The new Content Portlet Suite enables portal developers to provide access to Stellent Universal Content Management services, such as check-in, workflow and search, via Java™ Specification Request (JSR) 168-compliant portal servers — such as BEA WebLogic Portal, the Plumtree Enterprise Web Suite and Sun Java™ Enterprise System.

•	Stellent announced a new release of Stellent SmartCabinet, a Web-based application that provides paper-intensive real estate companies and corporations with a platform to more effectively share and access business-critical documents –– including leases, franchise contracts, insurance policies, amendments and architectural drawings. The enhanced SmartCabinet application now offers real estate users more advanced contribution, customization, control, comprehension and collaboration features.

Partners

•	In May, Stellent entered into a strategic agreement with Protiviti Inc. to create a next-generation, content management-based compliance platform. Under the agreement, Stellent will deliver and market compliance solutions based on the Stellent Universal Content Management system and supported by Protiviti subject matter expertise. These solutions, to be co-marketed by Protiviti, will offer capabilities such as audit trails, document management, project management and reporting, personalized interfaces, automated process documentation collection and process testing, secure, Web-based access by internal and external users, and records management.

Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 4

•	Stellent signed five new reseller partners: 3t Systems of Denver, Colo.; Applied Microsystems Inc. of Anchorage, Alaska; Digital World Alliance Corp. of Irvine, Calif.; Document Imaging Service Corp. of San Diego, Calif.; and Frontline Logic of Russiaville, Ind.

Conference Call

     Stellent will host a first quarter earnings conference call and Webcast for investors on Thursday, July 22, 2004 at 4:00 p.m. CDT. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976 (conference ID is “Stellent, Inc.”). Participants are encouraged to dial in at least five minutes before the start time. Time will be allotted for questions and answers. Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com).

     Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

     Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent, customers can easily deploy multiple line-of-business applications – such as accounts payable imaging, claims processing, Web sites, call centers, compliance processes and dealer extranets – and also scale the technology to support enterprise-wide content management needs.

     Stellent has more than 3,500 customers, including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, GlaxoSmithKline, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA, Emerson Process Management and Genzyme Corp. The company is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe, Asia-Pacific and Latin America.

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Any forward-looking statements in this release, including, without limitation, statements regarding compliance solutions, and the capabilities of such solutions, that the company expects to develop based on its strategic agreement with Protiviti Inc., are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 5

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Revenues:
Product licenses	$11,679	$9,845
Services	10,981	7,542

Total revenues	22,660	17,387

Cost of revenues:
Product licenses	1,292	1,100
Amortization of capitalized software from acquisitions	463	521
Services	5,297	3,798

Total cost of revenues	7,052	5,419

Gross profit	15,608	11,968
Operating expenses:
Sales and marketing	9,789	9,962
General and administrative	2,524	2,324
Research and development	3,798	3,175
Acquisition-related sales, marketing and other costs	886	—
Amortization of acquired intangible assets and unearned compensation	179	1,652
Restructuring charges	2,461	812

Total operating expenses	19,637	17,925

Loss from operations	(4,029)	(5,957)
Other:
Interest income, net	194	292

Net loss	$(3,835)	$(5,665)

Net loss per common share–Basic and Diluted	$(0.16)	$(0.26)
Weighted average common shares outstanding–Basic and Diluted	23,879	21,830

Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 6

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003
Supplemental information:
Net loss	$(3,835)	$(5,665)
Add back charges:
Amortization of acquired intangible assets and unearned compensation	179	1,652
Amortization of capitalized software from acquisitions	463	521
Acquisition-related sales, marketing and other costs	886	—
Restructuring charges	2,461	812

Total add back charges	3,989	2,985

Pro forma net income (loss) before pro forma income taxes	154	(2,680)
Pro forma income taxes	—	—

Pro forma net income (loss)	$154	$(2,680)

Pro forma basic net income (loss) per share	$0.01	$(0.12)
Pro forma diluted net income (loss) per share	$0.01	$(0.12)
Weighted average common shares outstanding – Basic	23,879	21,830
Weighted average common shares outstanding – Diluted	25,036	21,830

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net income (loss) per share is computed using the weighted average number of shares of Common Stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive. The effect of using options and warrants would be anti-dilutive for the three-month period ended June 30, 2003, and therefore, was not included in the calculation.

Stellent Reports First Quarter Fiscal 2005 Financial Results	Page 7

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	March 31,
	2004	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$61,306	$66,531
Accounts receivable, net	23,379	19,165
Prepaid royalties	1,475	1,851
Prepaid expenses and other current assets	6,204	4,905

Total current assets	92,364	92,452
Long-term marketable securities	4,868	6,981
Property and equipment, net	4,981	4,471
Prepaid royalties, net of current	1,405	1,482
Goodwill, net	67,039	14,780
Other acquired intangible assets, net	8,259	2,230
Investments in and notes with other companies	1,136	1,136
Other	1,216	1,156

Total assets	$181,268	$124,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,391	$2,748
Deferred revenues	16,594	10,097
Commissions payable	1,999	1,301
Accrued expenses and other	8,958	5,786

Total current liabilities	30,942	19,932
Deferred revenue, net of current portion	—	51

Total liabilities	30,942	19,983
Shareholders’ equity
Common stock	267	223
Additional paid-in capital	239,309	189,897
Accumulated deficit	(89,250)	(85,415)

Total shareholders’ equity	150,326	104,705

Total liabilities and shareholders’ equity	$181,268	$124,688